UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2018 (December 12, 2018)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the Governance and Corporate Responsibility Committee and action of the Board of Directors (the “Board”) of Caesars Entertainment Corporation (the “Company”), Ms. Juliana L. Chugg was appointed to serve as an independent member of the Board effective as of December 12, 2018, subject to the receipt of all applicable regulatory approvals, for a term that will expire at the Company’s 2019 annual meeting of stockholders. The Board also appointed Ms. Chugg to serve on the Board’s Governance and Corporate Responsibility Committee.

Ms. Chugg served as the Chief Brand Officer of Mattel Inc., a world-wide leader in the design, manufacture and marketing of toys and family products, from 2015 until 2018. She served as a Senior Vice President of General Mills, Inc. and divisional President from 2010-2014, and previously held a progression of leadership roles with General Mills and Pillsbury since 1996.

Ms. Chugg serves on the board of directors of VF Corporation, where she is a member of the executive, nominating and governance, and talent and compensation committees.

Ms. Chugg will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 12, 2018	By:	/s/ RENEE E. BECKER
	Name:	Renee E. Becker
	Title:	Vice President and Chief Counsel – Corporate and Securities, Assistant Secretary